As filed with the Securities and Exchange Commission on October 19, 2011

Registration No. _______________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHIMERA ENERGY CORPORATION
(Name of Small Business Issuer in its Charter)

Nevada	5084	45-2941876
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

BizFilings
2800 Post Oak Blvd., Suite 4100	311 South Division Street
Houston, TX 77056	Carson City, NV 89703
(832) 390-2334	(608) 827-5300
(Address and telephone of	(Name, address and telephone number
registrant's executive office)	of agent for service)

Please send copies of all correspondence to:

David M. Loev		John S. Gillies
The Loev Law Firm, PC		The Loev Law Firm, PC
6300 West Loop South, Suite 280	&	6300 West Loop South, Suite 280
Bellaire, Texas 77401		Bellaire, Texas 77401
Phone: (713) 524-4110		Phone: (713) 524-4110
Fax: (713) 524-4122		Fax: (713) 456-7908

Approximate date of proposed sale to the public: After this registration statement becomes effective
If the securities being registered herein will be sold by the security shareholders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount	Proposed Maximum	Proposed Maximum	Amount of
Securities to be	Amount to be	Offering Price	Aggregate	Registration
Registered	Registered	Per Unit (1)	Offering Price	Fee (2)

Common Stock by Company par value $0.001	5,000,000	$0.015	$75,000	$8.71

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933.

The Registrant Hereby Amends This Registration Statement On Such Date Or Dates As May Be Necessary To Delay Its Effective Date Until The Registrant Shall File A Further Amendment Which Specifically States That This Registration Statement Shall Thereafter Become Effective In Accordance With Section 8(A) Of The Securities Act Of 1933 Or Until The Registration Statement Shall Become Effective On Such Date As The Commission, Acting Pursuant To Said Section 8(A), May Determine.

The Information In This Prospectus Is Not Complete And May Be Changed. We May Not Sell These Securities Until The Registration Statement Filed With The Securities and Exchange Commission Is Effective. This Prospectus Is Not An Offer To Sell These Securities And It Is Not Soliciting An Offer To Buy These Securities In Any State Where The Offer Or Sale Is Not Permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 19, 2011

PROSPECTUS

CHIMERA ENERGY CORPORATION

5,000,000 SHARES OF COMMON STOCK

Initial Public Offering

Prior to this registration, there has been no public trading market for the common Stock of CHIMERA ENERGY CORPORATION ("CEC", the "Company", "us", "we", and "our") and it is not presently traded on any market or securities exchange.  A total of 5,000,000 shares of common stock are being offered for sale by the Company to the public.

The offering of the 5,000,000 shares is being conducted on a self-underwritten, "best efforts" basis, which means that our director and officer, Charles Grob, will use his best efforts to sell the common stock and there is no commitment by any person to purchase any shares. This prospectus will permit our president to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.015 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. This offering will continue until the earlier of: (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 5,000,000 shares registered hereunder have been sold; provided that we may at our discretion extend the offering for an additional 90 days. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.  The offering date is the date by which this registration statement becomes effective. This is a direct participation offering since we, and not an underwriter, are offering the stock.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY

Per Share	$0.015	Not applicable	$0.015
Minimum Purchase	None	Not applicable	Not applicable
Total (5,000,000 shares)	$75,000	Not applicable	$75,000

The Company currently has a limited operating history.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for the Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board or OTCQB Market.  We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved of these securities, endorsed the merits of this offering, or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

AN INVESTMENT IN OUR SECURITIES IS SPECULATIVE. INVESTORS SHOULD BE ABLE TO AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS.

THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES AND WE SHALL NOT SELL ANY OF THESE SECURITIES IN ANY STATE WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER SUCH STATE'S SECURITIES LAWS.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

 SUMMARY INFORMATION

This prospectus, and any supplement to this prospectus include "forward-looking statements". To the extent that the information presented in this prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. These forward-looking statements which include words such as "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy" or words of similar meaning, are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Forward-looking statements involve assumptions and describe our plans, strategies, and expectations. You can generally identify a forward-looking statement by words such as may, will, should, expect, anticipate, estimate, believe, intend, contemplate or project. Factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include those risks set forth under “Risk Factors.”

With respect to any forward-looking statement that includes a statement of its underlying assumptions or basis, we caution that, while we believe such assumptions or basis to be reasonable and have formed them in good faith, assumed facts or basis almost always vary from actual results, and the differences between assumed facts or basis and actual results can be material depending on the circumstances. When, in any forward-looking statement, we or our management express an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the stated expectation or belief will result or be achieved or accomplished. All subsequent written and oral forward-looking statements attributable to us, or anyone acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by applicable law, including the securities laws of the United States and/or if the existing disclosure fundamentally or materially changes, we do not undertake any obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect unanticipated events that may occur.

This summary only highlights selected information contained in greater detail elsewhere in this prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including "Risk Factors" beginning on Page 9, and the financial statements, before making an investment decision

All dollar amounts refer to US dollars unless otherwise indicated.

OUR OFFERING

We have 10,000,000 shares of common stock issued and outstanding. Through this offering we will register 5,000,000 shares of common stock for offering to the public. These shares represent additional common stock to be issued by us. We may endeavor to sell all 5,000,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $0.015 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

Securities being offered by the Company	5,000,000 shares of common stock, par value $0.001 offered by us in a direct offering.

Offering price per share	We are offering the 5,000,000 shares of our common stock at $0.015 per share.

Total offering proceeds	$75,000

Number of shares outstanding before the offering of common shares	10,000,000 common shares are currently issued and outstanding.

Number of shares outstanding after the offering of common shares	15,000,000 common shares will be issued and outstanding if we sell all of the shares that we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.015.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Further, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain $0.015 per share for the duration of the offering.

Use of Proceeds
We will receive all proceeds from the sale of the common stock and intend to use the proceeds from this offering to begin implementing the business and marketing plan. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $11,000 are being paid for by us.

Termination of the Offering
This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, and (ii) the date on which all 5,000,000 shares registered hereunder have been sold; provided that we may, at our discretion, extend the offering for an additional 90 days. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering..

Terms of the Offering	Our sole officer and director will sell the common stock upon effectiveness of this registration statement on a “best efforts” basis.

Risk Factors	See “Risk Factors” on pages 9 through 20 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted.

BUSINESS SUMMARY

We are a Houston based energy company, incorporated in the State of Nevada on August 5, 2011, with a fiscal year end of August 31. Our business and registered office is located at 2800 Post Oak Blvd., Suite 4100, Houston, Texas 77056. Our telephone number is 832-390-2334. Our current business supplies equipment and components that are used in the exploration and production of oil and gas. In August 2011, we capitalized our business operations with a $100,000 note that bears interest at an annual rate of 15% per annum and is due and payable on August 21, 2013, and commenced our operations with the purchase of $30,000 of inventory. On August 22, 2011, our founder, sole officer and director, Charles Grob, purchased 10,000,000 shares of our common stock for $10,000 at a price per share of $0.001.

In addition to our present business line, we intend to develop additional product lines to become a diversified equipment company. We are endeavoring to raise growth capital to further develop our business plan. The proceeds from this offering will be used to provide working capital for our polycrystalline diamond compact (PDC) products and provide cash for additional development. We will not have the necessary capital to fully execute our business plan until we are able to secure additional debt and equity financing. There can be no assurance that such financing will be available on suitable terms, if at all. Even if we sell all of the shares offered in this offering, we will require additional capital to fund the future growth and development of the business.

We need to raise $500,000 (including the $75,000 of capital which will be raised from this offering, assuming it is fully subscribed) to fully implement our business plan over the next 24 months. The funds raised in this offering, even assuming we sell all the shares being offered herein, will serve as intermediate financing to fund operations and growth until we can raise additional funds. We anticipate a cash burn rate for overhead of approximately $3,000 per month. If we sell 25% of the shares offered herein, we anticipate being able to continue our operations for approximately six months without raising additional funding.  If we sell 50% of such offered shares, we estimate that we will be able to continue our operations for approximately 12 months.  If we sell 75% of such offered shares, we estimated that we will be able to continue our operations for approximately 18 months and in the event we sell 100% of the shares offered herein, we estimate that we will be able to continue our operations, without any additional funding for approximately 24 months.

Our management believes that at the current level of development, the Company can only justify a limited financing. We believe that with the money raised through this offering we will be able to advance our business sufficiently to attract more financing, which in turn will provide us with the lower cost of capital required to develop our business.

If we sell less than 25% of the number of shares offered through this offering and we are unable to secure additional financing, we will not be able to effectively conduct the business development activities necessary to move the Company forward. Under those circumstances, investors will likely lose their entire investment in the Company.

We intend to develop a wholesale oilfield equipment business that offers multiple lines of products to both oilfield equipment manufacturers and oil and gas companies. We expect our business plan to require at least three years of development before we have fully diversified product lines. Until that time, and as we are developing business segments, we will have concentrations in certain areas. For instance, as of the date of this offering, 100% of our operations reside in the distribution of PDC cutters. Provided that our business obtains additional financing, we intend to diversify our product mix.

Major oil and gas companies are spending significant amounts of money investing in oilfield equipment. While alternative energy businesses continue to become more competitive as investment in those sectors increases, we believe that the predominance of energy will continue to be supplied by oil and gas companies. We intend to build a diversified oilfield equipment business that is scalable enough to provide high-growth opportunities to our investors.

We intend to take an opportunistic approach to investments in future projects. We will endeavor to identify and fund the most economically viable projects that have the potential to provide the highest returns to our stakeholders for a given level of risk. We need to raise an additional $500,000 (including the proposed $75,000 capital raise which is being undertaken through the offering of the shares included herein) to implement our business plan over the next 24 months. The funds raised in this offering, even assuming we sell all the shares offered, will be insufficient to develop a diversified energy business.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the "Management's Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statements and related notes included elsewhere in this prospectus.

Summary Statement of Operations For The Period From Inception On
(August 5, 2011) Through August 31, 2011

Revenues	$17,000
Cost of goods sold	$15,000
Expenses	$1,080
Net Profit (Loss)	$550
Net Profit (Loss) per share	$0.00

Summary Balance Sheet As of August 31, 2011

Cash and cash equivalents	$78,989
Total assets	$110,989
Total liabilities	$100,439

As indicated in the financial statements accompanying this prospectus, our revenue to date is $17,000 and we have incurred limited profits since inception. We have had early-stage operations and have been issued a "going concern" opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks related to Our Business

We Are An Early Stage Company, Our Business Is Evolving And Our Business Prospects Are Difficult To Evaluate.

We are an early stage company with very limited operating history. We have a limited operating history that you can rely on in connection with an investment decision. Our prospects must be carefully considered in light of our history, our high capital costs, our exposure to operating losses and the other risks, uncertainties and difficulties that are typically encountered by companies that are implementing new business models. Some of the principal risks and difficulties we expect to encounter include our ability to:

•	Raise substantial capital to finance our planned expansion, together with the losses we may incur in our early stage of development;

•	Develop new products at the cost and on the time-table we project. We may encounter unexpected technical and legal challenges that may delay our implementation time line and/or increase our costs;

•	Develop, implement and maintain systems to ensure compliance with a variety of governmental and quasi-governmental rules, regulations and policies;

•	Adapt and successfully execute our rapidly evolving and inherently unpredictable business plan and respond to competitive developments and changing market conditions;

•	Attract, retain and motivate qualified personnel; and

Because of our lack of operating history and our early stage of development, we have limited insight into trends and conditions that may exist or might emerge and affect our business. There is no assurance that our business strategy will be successful or that we can or will successfully address these risks.

We May Need To Raise Additional Capital To Continue Our Business Operations In Addition To The Funds We Hope To Raise Through This Offering.

We believe that we may need to raise additional capital in the future in addition to the $75,000 we hope to raise through this offering.  We believe that the proceeds from this offering in addition to our existing cash on hand will satisfy our cash requirements for up to 24 months. If we are unable to raise additional monies, we only have enough capital to cover the costs of this offering and to begin implementing the business and marketing plan. The expenses of this offering include the preparation of this prospectus, the filing of this registration statement and transfer agent fees. As of August 31, 2011, we had $78,989 cash on hand.  We believe that the proceeds from this offering in addition to our existing cash on hand will satisfy our cash requirements for up to 24 months. If we are unable to raise additional monies, we only have enough capital to cover the costs of this offering and to begin implementing the business and marketing plan. Additionally, if we fail to significantly grow our operations in the future, additional financing may be required.  If we are unable to obtain additional financing, our future growth, if any, could be impaired.  If we fail to raise additional funding in the future, we may not have enough money to pay our legal and accounting expenses and we could be forced to curtail or abandon our business plan, causing any investment in us to become worthless.  Additionally, even if we do raise additional funding, there can be no assurance that additional capital from outside sources will be available for our marketing and future growth, if any, or if such financing is available, that it will not involve issuing securities senior to our common stock or equity financings which are dilutive to holders of our common stock.  In addition, in the event we do not raise additional capital, we may be limited in our ability to grow our Company.

The Repayment Of Our $100,000 Notes Payable Is Secured By A Security Interest In Substantially All Of Our Assets.

On or around August 22, 2011, Kylemore Corp., loaned us $100,000 which was evidenced by a Promissory Note.  The note is due on August 21, 2013 and accrues interest at the rate of 15% per annum.  In the event an event of default occurs under the note the interest rate increases to 25% per annum (subject to applicable law). The note is secured by a security interest in substantially all of our assets and we do not currently have sufficient funds to repay the note.  If we default on the repayment of the note, the holder thereof may enforce its security interest over the assets of the Company, which if enforced could leave us without any assets, and as a result, we could be forced to curtail or abandon our current business plans and operations. If that were to happen, any investment in the Company could become worthless.

We Do Not Know The Exact Development And Operating Costs Of Our Potential Additional Product Lines.

We only have one product line and have not developed additional product lines and therefore, we do not know the exact costs involved with the organic development and operation of the products in which we intend to pursue. These products include, but are not limited to, equipment used for oil and gas exploration, production, transportation, and refining. In the case of higher than expected costs to acquire and/or develop these products, we may not be able to operate profitably in the market place. If we are unable to successfully build profitable product lines, we will have to cease our operations, which may result in the complete loss of your investment.

Our Lack Of An Operating History Gives No Assurance That Our Future Operations Will Result In Profitable Revenues, Which Could Result In The Suspension Or End Of Our Operations.

We were incorporated on August 5, 2011, and although we have realized operating revenues to date, we have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues in excess of our expenses.

Based upon current plans, we expect to incur operating losses in future periods because we will likely incur expenses that exceed our revenues. We cannot guarantee that we will be successful in generating a profit in the future. Failure to generate a profit may cause us to go out of business.

We Are A New Company With A Limited Operating History And We Face A High Risk Of Business Failure Which Would Result In The Loss Of Your Investment.

We are an early stage company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of its prospectus can be made. We were incorporated on August 5, 2011, and to date have been involved primarily in the development of our business plan and early-stage operations. Because we have a limited operating history there is little internal or industry-based historical financial data upon which to estimate our planned operating expenses.

We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the entry of new competitors; the availability of motivated and qualified personnel; the initiation, renewal or expiration of our customer base; pricing changes by the Company or its competitors, specific economic conditions in the energy markets and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

Adverse Developments In The Global Economy Restricting The Credit Markets May Materially And Negatively Impact Our Business.

The recent downturn in the world's major economies and the constraints in the credit markets have heightened or could continue to heighten a number of material risks to our business, cash flows and financial condition, as well as our future prospects. Continued issues involving liquidity and capital adequacy affecting lenders could affect our ability to access credit facilities or obtain debt financing and could affect the ability of lenders to meet their funding requirements when we need to borrow. Further, in the uncertain event that a public market for our stock develops, the volatility in the equity markets may make it difficult in the future for us to access the equity markets for additional capital at attractive prices, if at all. The current credit crisis in other countries, for example, and concerns over debt levels of certain other European Union member states, has increased volatility in global credit and equity markets. If we are unable to obtain credit or access capital markets, our business could be negatively impacted. For example, we may be unable to raise all or a portion the $500,000 that we estimate we will require to execute Phases I and II of our business plan (including the $75,000 we hope to raise in this offering).

Because We Are Small And Do Not Have Much Capital, We Must Limit Our Marketing Activities. As A Result, Our Sales May Not Be Enough To Operate Profitably. If We Do Not Make A Profit, We May Have To Suspend Or Cease Operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities to potential customers having the likelihood of purchasing our products. We intend to increase our sales efforts to increase revenues from the sale of our inventory of PDC cutters. Because we will be limiting the scope of our marketing activities to regional PDC drill bit manufacturers, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We Have Been Focused On The Development Of Our PDC Cutter Distribution Business Segment, And As Such, Have Not Commenced Operations Or Generated Revenues From Other Product Lines. Investing In The Company Before It Has Diversified Product Lines Involves Substantial Risk To Any Investor.

An investment in our Company is characterized by a high degree of risk. Investors should take caution when considering our revenue, minimal earnings, and lengthy development cycle. Our current operations reside entirely in the wholesale distribution of PDC cutters, a primary component used in oil and gas drill bits. We intend to diversify our product lines to provide more stability to our operations. Although we believe that future capital investments in other product lines will ultimately generate additional revenues and earnings for the Company, there can be no assurance that we will be able to effectively acquire or develop these products or that they will be profitable.

There is no assurance that investments in other product lines will be beneficial to us in the future. In order for us to benefit from our investments, product lines in which we invest must generate revenues and earnings. The success of these investments depends on the ability of management to successfully develop, market, and sell new products; and generate revenues and earnings therefrom. The inability of new products in which we invest to generate net income may adversely affect our financial performance and stock price.

We Have Limited Assets That May Be Used To Develop Execute Our Business Plan. Our Lack Of Assets May Have An Adverse Impact On Our Ability To Grow Our Business And Generate Revenues And Earnings.

We have limited financial and operational assets as well as limited long-term assets such as property, facilities and equipment to fully develop our business plan. We will need to raise additional capital to provide for a facility, purchase equipment and inventory, and fund the labor required to appropriately develop new product lines. Our lack of financial and operational assets may impair our ability to generate future revenues and earnings which may result in a loss of your investment.

We May Incur Substantial Losses In The Future As We Expand Our Operations And Invest In The Development Of New Product Lines.

We will incur costs related to investing or developing new product lines. When developing new products organically, it is likely that we will incur costs for a prolonged period prior to generating revenues, if any. The foregoing costs and expenses will likely give rise to substantial near-term operating losses and may prevent the Company from achieving profitability for an extended period of time. We expect to rely on equity and debt financing to fund potential operating losses and other cash requirements until we are able to generate larger profits from operations. We may experience negative cash flow, which will hamper current operations and prevent the Company from expanding. We may be unable to attain, sustain or increase profitability on a quarterly or annual basis in the future, which could require us to scale back or terminate our operations.

Introducing New Product Lines Is Time Consuming And Expensive And May Not Ultimately Result In An Operating Profit.

The cost associated with the introduction of new product lines can be very high and new product lines often generate substantial losses for an extended period of time before making a meaningful contribution to administrative overhead. There is no assurance that any potential products from which we may generate revenue will be successfully developed, or that our marketing activities will be successful or profitable. Even if we are ultimately successful, delays, additional expenses and other factors may significantly impair our potential profitability and there is no assurance that the Company will ever generate an operating profit.

We Will Be A Small Player In An Intensely Competitive Industry And May Be Unable To Compete.

The oilfield equipment distribution industry in the United States is large and intensely competitive. Although we operate in a niche market with very esoteric components, many of our competitors have substantially more financial and operational resources than us. As a result of this competition, our efforts to commercialize any products under development in the future may be preempted, rendered obsolete, or priced out of the market by our competitors. Competition in oil and gas exploration and production, conventional power generation, and alternative power generation is also robust and there are substantial barriers to entry. Some of the barriers to entry include capital requirements, operational staff, technical expertise, and access to high quality assets.

Oil And Gas Equipment And Other Products That We May Develop And/Or Distribute May Be Subject To Certification And Approval From Regulatory Agencies.

Products that we may distribute may be subject to oversight and/or approval from certain regulatory agencies including the International Organization for Standardization (ISO), American Petroleum Institute (API), Environmental Protection Agency (EPA), and the Texas Railroad Commission. Should we fail to meet regulatory standards and attain such approvals our ability to operate may be impaired. Attainment of permits and certifications can be costly and may lead to substantially longer development timelines. Should we fail to attain regulatory certifications, our financial and operational performance could be adversely affected and you could lose your investment.

If The Company Is Dissolved, It Is Unlikely That There Will Be Sufficient Assets Remaining To Distribute To Our Shareholders.

In the event of the dissolution of the Company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of equity investors to recover all or any portion of their investment will depend on the amount of funds realized and the claims to be satisfied therefrom.

If We Are Forced To Incur Unanticipated Costs Or Expenses, We May Have To Suspend Or Cease Our Activities Entirely Which Could Result In A Total Loss Of Your Investment.

Because we are a small business, with limited assets, we are not in a position to bear unanticipated costs and expenses. If we have to make changes in our structure or are faced with circumstances that are beyond our ability to afford, we may have to suspend or cease our activities entirely which could result in a total loss of your investment.

Key Management Personnel May Leave The Company Which Could Adversely Affect The Ability Of The Company To Continue Its Development.

Because we are almost entirely dependent on the efforts of our sole officer and director, Charles Grob, his departure or the loss of other key personnel in the future, could have a material adverse effect on our business. We do not maintain key man life insurance on any of our officers or directors.

Because Our Current Sole Officer And Director Does Not Have Significant Experience In Operating An Energy Equipment Company, Our Business Has A Higher Risk Of Failure.

Although our Chief Executive Officer and Director has extensive academic business knowledge, he does not have experience in developing an energy equipment company. Therefore, without this experience, our management's business experience may not be enough to effectively develop and maintain our company. As a result, the implementation of our business plan may be delayed, or eventually, unsuccessful.

Our Sole Officer And Director May Face Conflicts Of Interest Associated With His Commitment To The Company And His Other Activities Outside Of The Company.

As of the date of this prospectus, we have no employees, other than Mr. Grob, our founder, Chief Executive Officer and sole director, who currently devotes 10 to 25 hours per week to our business as required from time to time without compensation. We have not entered into any formal agreement with Mr. Grob regarding the provision of his services to the Company. Mr. Grob is not obligated to commit his full time and attention to our business and accordingly, he may encounter a conflict of interest in allocating his time between our operations and those of other businesses. Although Mr. Grob is presently able to devote 10 to 25 hours per week to our business, this may change. Also, if we require Mr. Grob to devote more than 10 to 25 hours per week to our business on a regular basis for an extended period, it is uncertain that he will be able to satisfy our requirements unless we have sufficient resources to compensate him for any lost income from his private business.  Due to the above, Mr. Grob may face a conflict of interest between the Company and his other business interests.

Since Our Sole Officer And Director Currently Owns 100% Of The Outstanding Shares of Common Stock, And Controls The Company, Investors May Find That His Decisions Are Contrary To Their Interests And You Should Not Purchase Shares Unless You Are Willing To Entrust All Aspects Of Management To Our Sole Officer And Director, Or His Successors.

Our sole officer and director, Charles Grob, owns 10,000,000 shares of common stock representing 100% of our outstanding stock. Mr. Grob will continue to own 10,000,000 shares of our common stock after this offering is completed representing 66% of our outstanding shares, assuming all securities offered herein are sold. As a result, he will have control of us even if the full offering is subscribed and will be able to choose all of our directors. His interests may differ from the interests of other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to us.

All decisions regarding the management of our affairs will be made exclusively by him along with the outcome of all corporate transactions and other matters, including the election of Directors, mergers, consolidations, the sale of all or substantially all of our assets, and he will also have the power to prevent or cause a change in control. Purchasers of the offered shares may not participate in our management and, therefore, are dependent upon his management abilities. The only assurance that our shareholders, including purchasers of the offered shares, have that our sole officer and director will not abuse his discretion in executing our business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Mr. Grob also has the ability to accomplish or ratify actions at the shareholder level which would otherwise implicate his fiduciary duties if done as one of the members of our board of directors.

Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of our management.

Because We Only Have One Supplier Of Our PDC Cutters, We Have A Concentration In Our Supply Chain. In The Event That We Are Not Able To Continue To Purchase Inventory From Our Supplier With Favorable Prices And Terms, It Could Adversely Affect Our Operations And Your Investment.

In the event that our sole supplier increases prices, presents unfavorable trade terms, experiences problems with quality control, becomes insolvent, or simply decides to no longer sell its products to us, our financial and operational results will be materially, adversely affected. As a result, this could cause you to lose a portion or all of your investment in our business.

Because We Only Have One Purchaser Of Our PDC Cutters, We Have A Concentration In Our Distribution Chain. In The Event That We Are Not Able To Continue To Make Sales To Our One Customer It Could Adversely Affect Our Operations And Your Investment.

In the event that our sole customer decides not to purchase our products, determines that they are not willing to pay the previous prices they have historically paid for our products or ceases to purchase our products for any reason, our financial and operational results will be materially, adversely affected. As a result, this could cause you to lose a portion or all of your investment in our business.

We May Be Unable To Collect Our Accounts Receivable.

For the period from August 5, 2011 (inception) through August 31, 2011, the Company recorded one sale in the amount of $17,000 of which $8,500 remains uncollected as of the date of this filing.  In the event the Company is unable to collect the amount currently due or on amounts due in the future, it could have a material adverse effect on the Company’s operations and/or force the Company to curtail its planned business operations.

A Significant Or Prolonged Economic Downturn Could Have A Material Adverse Effect On Our Results Of Operations.

Our results of operations will be affected by the level of business activity of our customers and future customers, which in turn will be affected by the level of economic activity in the customer segments, industries and markets that they serve. A decline in the level of business activity of our customers could have a material adverse effect on our revenues and profit margin. Future economic conditions could cause customers to reduce or defer their expenditures for our products, which could cause a material adverse effect on our revenues and results of operations.

A Reduction In Spending Due To The Economic Downturn Could Result In A Decrease In Demand For Our Products.

If spending on capital expenditures in the oil and gas industry decreases, the demand for products like those provided by us would likely decline. This decrease could reduce our opportunity for growth, increase our marketing and sales costs, and reduce the prices we can charge for products, which could reduce our revenue and operating results, if any.

We Face Corporate Governance Risks And Negative Perceptions Of Investors Associated With The Fact That We Currently Have Only One Officer And Director.

Charles Grob is our sole officer and director.  As such, he has significant control over our business direction.  Additionally, as he is our only director, there are no other members of the Board of Directors available to second and/or approve related party transactions involving Mr. Grob, including the compensation Mr. Grob may be paid and the employment agreements we may enter into with Mr. Grob.  Additionally, there is no segregation of duties between officers because Mr. Grob is our sole officer, and as such, he is solely responsible for the oversight of our accounting functions.  Therefore, investors may perceive that because no other directors are approving related party transactions involving Mr. Grob and no other officers are approving our financial statements that such transactions are not fair to the Company and/or that such financial statements may contain errors.  The price of our common stock may be adversely affected and/or devalued compared to similarly sized companies with multiple officers and directors due to the investing public’s perception of limitations facing our company due to the fact that we only have one officer and director.

If We Are Unable To Adequately Protect Our Intellectual Property Rights Our Business Is Likely To Be Adversely Affected.

We plan to rely on a combination of patents, trademarks, non-disclosure agreements and other security measures to establish and protect our proprietary rights. The measures we have taken or may take in the future may not prevent misappropriation of our proprietary information or prevent others from independently developing similar products or services, designing around our proprietary or patented technology or duplicating our products or services.

Risks Related To Our Industry

Volatility Or Decline In Oil And Natural Gas Prices May Result In Reduced Demand For Our Products And Services Which May Adversely Affect Our Business, Financial Condition And Results Of Operation.

The markets for oil and natural gas have historically been extremely volatile. We anticipate that these markets will continue to be volatile in the future. Although oil and gas prices have increased significantly in recent years, there can be no guarantees that these prices will remain at current levels. Such volatility in oil and gas prices, or the perception by our customers of unpredictability in oil and natural gas prices, affects the spending patterns in our industry. The demand for our products and services is, in large part, driven by current and anticipated oil and gas prices and the related general levels of production spending and drilling activity. In particular, volatility or a decline in oil and gas prices may cause a decline in exploration and drilling activities. This, in turn, could result in lower demand for our products and services and may cause lower prices for our products and services. As a result, volatility or a prolonged decline in oil or natural gas prices may adversely affect our business, financial condition and results of operations.

Competition From New And Existing Competitors Within Our Industry Could Have An Adverse Effect On Our Results Of Operations.

The oil and gas industry is highly competitive and fragmented. Our principal competitors include numerous companies capable of competing effectively in our markets on a local basis as well as a number of large companies that possess substantially greater financial and other resources than we do. Furthermore, we face competition from companies working to develop oil and gas products which would compete with us.   Additionally, our larger competitors may be able to devote greater resources to developing, promoting and selling their products and services. We may also face increased competition due to the entry of new competitors. As a result of this competition, we may experience lower sales if our prices are undercut or advanced technology is brought to market, which would likely have an adverse effect on our results of operations and force us to curtail or abandon our current business plan.

Our Results Of Operations May Be Negatively Affected By Sustained Downturns Or Sluggishness In The Economy, Including Reductions In Demand Or Low Levels In The Market Prices Of Commodities, All Of Which Are Beyond Our Control.

Sustained downturns in the economy generally affect the markets in which we operate and negatively influence our operations. Declines in demand for oil and gas as a result of economic downturns may reduce our cash flows, especially if our customers reduce exploration and production activities and, therefore, use of our products.

Lower demand for oil and gas and lower prices for oil and gas result from multiple factors that affect the markets which consume our products and services:

           •           supply of and demand for energy commodities, including any decreases in the production of oil and gas which could negatively affect the demand for oil and gas in general, and as a result the need for our products;

           •           general economic conditions, including downturns in the United States, Canada or other economies which affect energy consumption particularly in which sales to industrial or large commercial customers which could negatively affect the demand for oil and gas in general, and as a result the need for our products;  and

           •           federal, state and foreign energy and environmental regulations and legislation, which could make oil and gas exploration more costly, which could in turn drive down demand for oil and gas, and which could in turn reduce the demand for our products and cause our revenues to decrease.

The Long-Term Financial Condition Of Our Businesses Is Dependent On The Continued Availability Of Oil And Gas Reserves.

Our business is dependent upon the continued availability of oil production and reserves.  Low prices for oil and gas, regulatory limitations, or the lack of available capital for these projects could adversely affect the development of additional reserves and production, and, therefore, demand for our products and services.

Risks Related to Our Financial Condition

There Is Substantial Uncertainty About Our Ability To Continue As A Going Concern.

In their audit report, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Although we have revenues, we have had limited profits and continue to require substantial capital to develop our business. Because our activities have been financed with a loan from a single investor, we have a concentration of sources of funding. Failure to receive future capital from this investor, or to replace that funding with new investment capital, may require us to suspend or cease our activities altogether which could result in the loss of your investment.

We Have Significant Weaknesses In Our System Of Internal Controls That Could Subject Us To Regulatory Scrutiny Or Impair Investor Confidence, Which Could Adversely Affect Our Business.

Section 404 of the Sarbanes-Oxley Act of 2002 requires companies to perform a comprehensive evaluation of their internal controls. At present, our system of internal controls does not satisfy all applicable regulatory requirements. Future efforts to bring our system of internal controls into compliance with Section 404 and related regulations will likely require the commitment of significant financial and managerial resources. If we fail in that effort, we could be subject to regulatory scrutiny or suffer a loss of investor confidence, which could adversely affect our business.

Risks Related to This Offering

Because There Is No Public Trading Market For Our Common Stock, You May Not Be Able To Resell Your Stock.

We intend to apply to have our common stock quoted on the OTC markets. This process takes some time and the application must be made on our behalf by a market maker. Our stock may be quoted or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, we may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board or OTCQB market.

If our common stock becomes quoted and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC markets is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

Investing In Our Company Is Highly Speculative And Could Result In The Entire Loss Of Your Investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Investing In Our Company May Result In An Immediate Loss Because Buyers Will Pay More For Our Common Stock Than The Pro Rata Portion Of The Assets Are Worth.

We have only been recently formed and have only a limited operating history, therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Our net tangible book value per share of common stock is $0.001 as of August 31, 2011, our most recent financial statement date.

The arbitrary offering price of $0.015 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.015. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering even if we obtain a listing on any exchange or become quoted on the OTC Bulletin Board or OTCQB market.

We May Issue Additional Shares Of Common Stock Or Derivative Securities That Will Dilute The Percentage Ownership Interest Of Our Existing Shareholders And May Dilute The Book Value Per Share Of Our Common Stock And Adversely Affect The Terms On Which The Company May Obtain Additional Capital.

Our authorized capital consists of 100,000,000 shares of common stock. The Board of Directors has the authority, without action by or vote of our shareholders, to issue all or part of the authorized shares of common and preferred stock for any corporate purpose, including for the conversion or retirement of debt. We are likely to seek additional equity capital in the future as we develop our business and expand our operations. Any issuance of additional shares of common stock or derivative securities, such as convertible promissory notes, will dilute the percentage ownership interest of our shareholders and may dilute the book value per share of our common stock. Additionally, the exercise or conversion of derivative securities could adversely affect the terms on which the Company can obtain additional capital. Holders of derivative securities are most likely to voluntarily exercise or convert their derivative securities when the exercise or conversion price is less than the market price for the underlying common stock. Holders of derivative securities will have the opportunity to profit from any rise in the market value of our common stock or any increase in our net worth without assuming the risks of ownership of the underlying shares of our common stock. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

Our Board of Directors may attempt to use non-cash consideration to satisfy obligations, which would likely consist of restricted shares of our common stock. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

As We Do Not Have An Escrow Or Trust Account With Subscriptions For Investors, If We File For Or Are Forced Into Bankruptcy Protection, Investors Will Lose The Entire Investment.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

We Do Not Anticipate Paying Dividends In The Foreseeable Future, So There Will Be Less Ways In Which You Can Make A Gain On Any Investment In Us.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

In The Event That Our Shares Are Traded, They May Trade Under $5.00 Per Share And Thus Will Be A Penny Stock. Trading In Penny Stocks Has Many Restrictions And These Restrictions Could Severely Affect The Price And Liquidity Of Our Shares.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

Financial Industry Regulatory Authority ("FINRA") Sales Practice Requirements May Also Limit Your Ability To Buy And Sell Our Common Stock, Which Could Depress The Price Of Our Shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

You May Face Significant Restrictions On The Resale Of Your Shares Due To State "Blue Sky" Laws.

Each state has its own securities laws, often called "blue sky" laws, which (1) limit sales of securities to a state's residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this prospectus. We will initially focus our offering in the state of Texas and will rely on exemptions found in the Texas Securities Act. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

We Will Incur Significant Increased Costs As A Result Of Operating As A Fully Reporting Company As Well As In Connection With Section 404 Of The Sarbanes Oxley Act.

We will incur legal, accounting and other expenses in connection with our future status as a fully reporting public company. The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and rules subsequently implemented by the SEC have imposed various requirements on public companies, including requiring changes in corporate governance practices. As such, our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and make some activities more time-consuming and costly. The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. In particular, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting. Our testing may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 and our future status as a publicly reporting company will require that we incur substantial accounting, legal and filing expenses and expend significant management efforts. We currently do not have an internal audit group, and we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, the market price of our stock, if any, could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

If Our Common Stock Is Not Approved For Quotation On The Over-The-Counter Bulletin Board or OTCQB Market, Our Common Stock May Not Be Publicly-Traded, Which Could Make It Difficult To Sell Shares Of Our Common Stock And/Or Cause The Value Of Our Common Stock To Decline In Value.

In order to have our common stock quoted on the Over-The-Counter Bulletin Board (“OTCBB”) or OTCQB market, which is our current plan, we will need to first have our Registration Statement, of which this prospectus is apart, declared effective by the SEC; then engage a market maker, who will file a Form 15c2-11 with FINRA; and clear FINRA comments to obtain a trading symbol. Assuming we clear SEC comments and assuming we clear FINRA comments, we anticipate receiving a trading symbol and having our shares of common stock quoted on the OTCBB in approximately one (1) to two (2) months after the effectiveness of our Registration Statement. In the event we are unable to have our Registration Statement declared effective by the SEC or our Form 15c2-11 is not approved by FINRA for the OTCBB, we plan to file a 15c2-11 to quote our shares of common stock on the OTC Pink Sheets. If we are not cleared to have our securities quoted on the OTCBB, OTCQB and/or in the event we fail to obtain effectiveness of our Registration Statement, and are not cleared for trading on the OTC Pink Sheets, there will be no public market for our common stock and it could be difficult for our then shareholders to sell shares of common stock which they own. As a result, the value of our common stock will likely be less than it would otherwise due to the difficulty shareholders will have in selling their shares. If we are unable to obtain clearance to quote our securities on the OTCBB, OTCQB and/or the Pink Sheets, it will be difficult for us to raise capital and we could be forced to curtail or abandon our business operations, and as a result, the value of our common stock could become worthless.

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.015. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by us.

	IF 25% OF	IF 50% OF	IF 75% OF	IF 100% OF
	SHARES (1,250,000 SHARES) ARE SOLD	SHARES (2,500,000 SHARES) ARE SOLD	SHARES (3,750,000 SHARES) ARE SOLD	SHARES (5,000,000 SHARES) ARE SOLD

GROSS PROCEEDS FROM THIS OFFERING	$18,750	$37,500	$56,250	$75,000
OFFERING EXPENSES
Accounting fees	4,000	4,000	4,000	4,000
Legal fees	5,000	5,000	5,000	5,000
Printing	500	500	500	500
Transfer Agent	1,500	1,500	1,500	1,500
TOTAL OPERATING EXPENSES EXPECTED	11,000	11,000	11,000	11,000

BUSINESS DEVELOPMENT	750	19,500	38,250	57,000
MARKETING	4,000	4,000	4,000	4,000
ADMINISTRATION EXPENSES	3,000	3,000	3,000	3,000
TOTAL EXPECTED	$18,750	$37,500	$56,250	$75,000

The use of proceeds from this offering  is anticipated to be utilized as follows:

Offering Expenses

The accounting, legal, printing (Edgarizing) and Transfer Agent fees are the estimated costs associated with conducting this offering.

Business Development

We intend to conduct an investigation to identify potential development opportunities that have the potential to add the most value to our shareholders. The level of effort in this investigation increases as the offering proceeds increase. For proceeds raised up to 50% of the total offering amount, we would focus on developing our PDC distribution segment. If we raise more than 50% of the total offering amount, we would begin preliminary investigations into other additional product lines.

Initially, new products will include various sizes of PDC cutters. Currently we are supplying 19 millimeter (mm) cutters. We plan to offer 13mm and 16mm cutters within the next six months. In addition to PDC cutters, we will be identifying other potentially profitable business segments related to oilfield equipment in which we can invest. We currently do not have definitive product lines that we wish to pursue; however, we do intend to create a business with diversified lines to spread operational risk inherent with selling only one product.

Marketing

Our marketing will include contacting PDC drill bit manufacturers that require PDC cutters as a primary component for fabricating a PDC drill bit; the more offering proceeds received, the greater number of potential customers that will be contacted.

Administration

Administration expenses include costs associated with activities to obtain additional financing as discussed in the “Plan of Operations” in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section elsewhere in this prospectus. Administration expenses also include the legal, accounting and edgarizing expenses associated with the continuing disclosure and filing requirements as required by the SEC. The SEC disclosure requirements are our highest priority.

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We believe that the maximum proceeds from this offering (i.e., $75,000) in addition to our cash on hand will satisfy our basic, subsistence level, cash requirements for up to 24 months, including legal and accounting costs associated with this offering ($11,000),  incidental expenses, and the cost of implementing the investigative aspects of our business plan including identifying and securing additional sources of financing, employees/consultants, suppliers, and customers.

We believe that seventy-five percent (75%) of the possible proceeds from this offering (i.e., $56,250) plus existing cash on hand will satisfy our basic, subsistence level, cash requirements for up to 18 months, while 50% of the proceeds (i.e., $37,500) plus existing cash on hand will sustain us for up to 12 months, and 25% of the proceeds (i.e., $18,750) plus cash on hand will sustain us for up to 6 months. Our budgetary allocations may vary however, depending upon the percentage of proceeds that we obtain from the offering. For example, we may determine that it is  more beneficial to allocate funds toward securing potential financing and business opportunities in the short term rather than to conserve funds to satisfy continuous disclosure requirements for a longer period.

If we are unable to raise additional monies other than the proceeds of this offering, we will only have enough capital to cover the above described expenses. As of August 31, 2011 we had $78,989 cash on hand. We believe that this cash will cover the expenses of this offering and should meet our working capital requirements for the next approximately six months.

Even if we are able to sell all of the securities being offered in this prospectus, we will still require approximately $500,000 (this includes the anticipated $75,000 we hope to raise through the sale of securities in this offering) to meet our development milestones over the next 24 months. Please review our disclosure titled "Plan of Operations" in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" elsewhere in this prospectus. Please note that there can be no assurance that we will be able to raise such funds.

Continuous Disclosure Obligations

Separate from the proceeds of this offering, we estimate that auditing, legal, printing (edgarizing) and transfer agent expenses (i.e., costs associated with continuous disclosure obligations of the SEC reporting requirements (e.g., quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K) will total approximately $20,000 to $25,000 per year.  We anticipate paying these expenses out of our cash on hand and revenues generated through the sale of our products, and not through proceeds from the offering.

DETERMINATION OF OFFERING PRICE

The offering price for the shares in this offering was arbitrarily determined by our management. In determining the initial public offering price of the shares we considered several factors including the following:

•	our status of business development;

•	our new business structure and operations as well as lack of a significant client base;

•	prevailing market conditions, including the history and prospects for our industry;

•	our future prospects and the experience of our management; and

•	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The price of the current offering is fixed at $0.015 per share. This price is significantly greater than the price paid by our sole officer and director for common equity on August 22, 2011. Our sole officer and director, Charles Grob, paid $0.001 per share, a difference of $0.014 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS IF ALL OF THE SHARES ARE SOLD

Price per share	$0.0150
Net tangible book value per share before offering	$0.0011
Potential gain to existing shareholders	$0.0139
Net tangible book value per share after offering	$0.0057
Increase to present stockholders in net tangible book value
per share after offering	$0.0046
Capital contributions	$10,000
Capital contribution by officer and director in August 2011	$10,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering held by existing stockholders	10,000,000
Percentage of ownership after offering	66%

	PERCENTAGE OF SHARES SOLD
DILUTION TO NEW SHAREHOLDERS	25%	50%	75%	100%
Per share offering price	$0.0150	$0.0150	$0.0150	$0.0150
Net tangible book value per
share before offering	$0.0011	$0.0011	$0.0011	$0.0011
Net tangible book value per
share after offering	$0.0026	$0.0039	$0.0049	$0.0057
Increase in book value
attributable to new
shareholders	$0.0015	$0.0028	$0.0038	$0.0046
Dilution to new shareholders	$0.0135	$0.0122	$0.0112	$0.0104

THE OFFERING

We are registering 5,000,000 shares of our common stock for offer and sale at $0.015 per share.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC markets, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with FINRA before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention.

We may not sell the shares registered herein until the registration statement filed with the Securities and Exchange Commission is effective. Further, we will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer. Upon effectiveness, all of the shares being registered herein may become tradable. The stock may be traded or listed only to the extent that there is interest by broker-dealers in acting as a market maker in our stock. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC markets. We may consider pursuing a quotation on the OTCBB or OTCQB after this registration becomes effective and we have completed our offering.

The price per share will remain at $0.015 even if we obtain a listing on any exchange or are quoted on the Over-The-Counter (OTCBB or OTCQB), the offering price of $0.015 will not change for the duration of the offering.

We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

PLAN OF DISTRIBUTION

We have 10,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 5,000,000 shares of its common stock for sale at the price of $0.015 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

We are offering the shares on a "self-underwritten" basis directly through Charles Grob, our sole officer and director, named herein. Mr. Grob will not receive any commissions or other remuneration of any kind in connection with his participation in this offering based either directly or indirectly on transactions in securities. In connection with the Company’s selling efforts in the offering, Mr. Grob will not register as a broker-dealer pursuant to Section 15 of the Exchange Act of 1934, as amended (the “Exchange Act”), but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Grob is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Grob will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Grob is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Grob will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Grob will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $0.015 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.015 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $11,000.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, and (ii) the date on which all 5,000,000 shares registered hereunder have been sold; provided, however, that we may, at our discretion, extend the offering for an additional 90 days.

We anticipate that we will be initially offering our securities in the State of Texas. Once this Registration Statement is effective, and if Mr. Grob believes that there is sufficient interest in our company to offer our securities in the state of Texas, we will register with the state of Texas under 'blue sky' laws. However, we have not yet applied for 'blue sky' registration in the state of Texas, or any other state, and there can be no assurance that we will be able to apply, or that our application will be approved and our securities will be registered, in Texas or any other state in the US. For further discussion regarding 'blue sky' registration please see 'Risk Factors' elsewhere in this prospectus.

Our officer, director, control persons and affiliates do not intend to purchase any shares in this offering.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

We will not use public solicitation or general advertising in connection with the offering. The shares will be offered at a fixed price of $0.015 per share for the duration of the offering.

This is a direct participation offering since we, and not an underwriter, are offering the stock. We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

- execute and deliver a subscription agreement; and
- deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Chimera Energy Corporation”. No subscription may be executed nor funds delivered prior to effectiveness of the registration statement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES
COMMON STOCK

Our authorized number of shares common stock is one hundred million (100,000,000) shares with a par value of $0.001. Shares of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming it is fully subscribed, the present stockholder will own approximately 67% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The Loev Law Firm, PC, 6300 West Loop South, Suite 280, Bellaire, Texas 77401, has passed upon certain legal matters in connection with the validity of the issuance of the shares of common stock.

LBB & Associates Ltd., LLP, 10260 Westheimer Road, Suite 310, Houston, Texas 77042, has audited our Financial Statements for the period August 5, 2011 (date of inception) through August 31, 2011 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit (inception August 5, 2011 through August 31, 2011).

BUSINESS DESCRIPTION

OVERVIEW

We are a Houston based energy company, incorporated in the State of Nevada on August 5, 2011, with a fiscal year end of August 31. Our business and registered office is located at 2800 Post Oak Blvd., Suite 4100, Houston, Texas 77056. Our telephone number is (832) 390-2334. Our current business consists of supplying equipment and components that are used in the exploration and production of oil and gas. In August 2011, we capitalized the business with a $100,000 note that bears interest at an annual rate of 15% and is due and payable on August 21, 2013, and commenced operations with the purchase of $30,000 of inventory. On August 22, 2011, our founder, sole officer and director purchased 10,000,000 shares of common stock for $10,000 at the par value of the Company’s common stock, $0.001 per share.

In addition to our present business line, we intend to develop new product lines to become a diversified equipment company. We plan to build a portfolio of oilfield equipment to sell to oilfield manufacturers and oil and gas operators. Our focus will be primarily on developing technologies developed in the United States.

We are endeavoring to raise growth capital to further develop our business plan. The proceeds from this offering will be used to provide working capital for our oilfield equipment supply business segment and provide cash for additional development, as described in greater detail herein under “Use of Proceeds”. We will not have the necessary capital to fully execute our business plan until we are able to secure additional debt and equity financing. There can be no assurance that such financing will be available on suitable terms, if at all. Even if we raise 100% of the funds we hope to raise through the offering, we will require additional capital to fund the future growth and development of the Company.

We need to raise $500,000 (including the $75,000 we hope to raise through this offering) to fully implement our business plan over the next 24 months. The funds raised in this offering, even assuming we sell all the shares being offered, will serve as intermediate financing to fund operations and growth until we can raise additional funds. We anticipate a cash burn rate for overhead of approximately $3,000 per month. If we sell 25% of the shares offered herein, we anticipate being able to continue our operations for approximately six months without raising additional funding.  If we sell 50% of such offered shares, we estimate that we will be able to continue our operations for approximately 12 months.  If we sell 75% of such offered shares, we estimated that we will be able to continue our operations for approximately 18 months and in the event we sell 100% of the shares offered herein, we estimate that we will be able to continue our operations, without any additional funding for approximately 24 months.

Our management believes that at the current level of development, the Company can only justify a limited financing. We believe that with the money raised through this offering we will be able to advance our business sufficiently to attract more financing, which in turn will provide us with the lower cost of capital required to develop our business.

If we sell less than 25% of the number of shares offered through this offering and we are unable to secure additional financing, we will not be able to effectively conduct the business development activities necessary to move the Company forward. Under those circumstances, investors will likely lose their entire investment in the Company.

We intend to develop additional products to sell to oilfield manufacturers and oil and gas companies. We expect our business plan to require at least three years of development before we have fully developed multiple product lines. Until that time, and as we are developing business segments, we will have concentrations in certain areas. For instance, as of the date of this offering, 100% of our operations reside in PDC cutter distribution. Provided that our business obtains additional financing, we intend to diversify our business segments.

Major oil and gas companies are spending significant amounts of money purchasing oilfield equipment. While alternative energy solutions continue to become more competitive as investment in alternative energy increases, we expect the primary sources of energy will continue to be provided by oil and gas. We intend to build an oilfield equipment wholesale  business that is scalable and has the potential to provide high-growth opportunities to our investors.

We intend to take an opportunistic approach to investments in future projects. We will endeavor to identify and fund the most economically viable projects that have the potential to provide the highest returns to our stakeholders for a given level of risk. We need to raise an additional $500,000 (including the proposed $75,000 capital raise which is being undertaken through the offering of the shares included herein) to implement our business plan over the next 24 months. The funds raised in this offering, even assuming we sell all the shares offered, will be insufficient to develop a diversified energy business.

OUR PRODUCTS

We currently market and sell polycrystalline diamond compact cutters (PDC cutters) for use in coal mining, geological exploration and oil and gas drilling. PDC cutters are composite material made by sintering diamond powder on a tungsten carbide substrate under high temperature and pressure. They are widely used to make oilfield and geological exploration PDC drill bits that are suitable for drilling medium to hard geological formations.
We purchase our cutter inventory from a manufacturer and as a wholesale distributor of PDC cutters.

Our current inventory consists of PDC cutters.

Below are pictures of our products, available sizes and applications:

Available Sizes
Product Code	Diameter	Height	Thickness of Diamond Layer	Chamfer of Diamond Layer	Chamfer of Tungsten Carbide
C1308DT	13.44 mm	8.00 mm	2.0 mm	0.25 mm x 45o	0.50 mm x 45o
C1313DT	13.44 mm	13.20 mm	2.0 mm	0.25 mm x 45o	0.50 mm x 45o
C1608DT	16.00 mm	8.00 mm	2.0 mm	0.25 mm x 45o	0.50 mm x 45o
C1610DT	16.00 mm	10.00 mm	2.0 mm	0.25 mm x 45o	0.50 mm x 45o
C1613DT	16.00 mm	13.20 mm	2.0 mm	0.25 mm x 45o	0.50 mm x 45o
C1908DT	19.05 mm	8.00 mm	2.0 mm	0.25 mm x 45o	0.50 mm x 45o
C1913DT	19.05 mm	13.20 mm	2.0 mm	0.25 mm x 45o	0.50 mm x 45o

Pictures of oil and gas drill bits with PDC cutters

OUR OPERATIONS

We currently lease office space and do not require a warehouse to store our inventory. Our PDC cutters are small and large quantities could easily be stored in our current office space. The average sales price of our products ranges from $75 - $200 per unit. We currently purchase our entire inventory from one supplier which creates a risk to our business in the event that they implement price increases, lower the quality of our products, or decide not to sell to us.

We do not currently have any agreements in place with our customers or supplier providing assurances that they will continue to purchase and sell products to us, respectively. There can be no guarantee that we will be able to secure such agreements or that we will be able to do so on terms favorable to us.

We have conducted limited operations to date and anticipate expanding our business using the proceeds from this offering. We will not have the necessary capital to implement our complete business plan until we are able to secure adequate financing. We anticipate that we will require total financing of $500,000; $425,000 of which we will be seeking to raise subsequent to this $75,000 offering, in order to execute our business plan over a 24 month period. There can be no assurance that such financing will be available or available on suitable terms. Please see "Risk Factors" elsewhere in this prospectus for a full discussion on this potential business risk.

We have no plans to change our business activities or to combine with another business and are not aware of any events or circumstances that might cause us to change our plans. Although we have been conducting limited operations and have realized a profit since inception, we have been issued a going concern opinion from our auditors. We have limited liquidity and capital resources and will likely rely upon future equity and debt transactions to fund our operations and growth plans.

Business Plan Implementation Schedule

We have generated revenues and cash flow from our operations; however we will be unable to establish the remainder of our business plan until we are able to secure total financing of approximately $500,000 (including this $75,000 capital raise). However, there can be no assurance that sufficient financing will be available or available on suitable terms. We have not established a schedule for the completion of specific tasks or milestones contained in our business plan. With the exception of the costs associated with this offering (which we estimate will total approximately $11,000) virtually all aspects of our business plan are scalable in terms of size, quality, and effectiveness, and the timing of their execution must be concurrent or near concurrent and progressive over a eighteen month period. We anticipate that we will require a total of $500,000 in order to begin to grow our business into a diversified energy company within a 24 month period.

BUSINESS STRATEGY

Our strategy is to continue to operate and grow our PDC cutter distribution business while developing additional product lines of equipment to be used in oil and gas exploration and production. Although the order in which we diversify our product lines is dependent upon available funding, prevailing market conditions and specific business opportunities, our ultimate goal remains consistent in the creation an equipment business that provides diversified products and growth opportunities to our stakeholders.

We intend to grow our PDC cutter business segment by focusing on our regional sales and marketing efforts. We plan to hire additional sales professionals to assist in market penetration through warm and cold sales calls to potential buyers of our products. In addition, we anticipate developing additional business segments to vertically integrate the supply chain to include the manufacture and sales and of other oilfield equipment. In doing so, we hope to reduce the cost and/or increase our profit margins on our products to the end consumer by managing each phase of value added to our products.

We do not anticipate all of these business segments to be operational until at least three years from the date of this offering, funding permitting. There is also no guarantee that we will ever be able to effectively execute our business plan of operating a diversified oilfield equipment business. Therefore, potential investors should focus their investment analysis and decision upon the current PDC cutter operations.

SALES AND MARKETING STRATEGY

We plan to increase our revenues from sales from regional business-to-business sales and marketing efforts. We plan to visit all of the primary, regional PDC drill bit manufacturers and provide literature and empirical evidence that supports our value proposition. We also intend to advertise in industry trade journals and at industry events. Finally, should we raise the maximum amount in this offering, we intend to setup booths at industry trade shows to display our products and explain their benefits.

We intend to market, sell and distribute our PDC cutters through attendance at industry trade shows, advertising in trade publications, direct sales to PDC drill bit manufacturers (via sales representatives), and a planned future website. Although we have not developed our website, we intent to create an e-commerce site where PDC drill bit manufacturers can place orders

CHARACTERISTICS AND MAKE UP OF TARGET MARKET

The initial market area targeted is the Southwest United States. However, we intend to obtain more national exposure through our planned Internet website, trade magazines and advertising, and attending National/Regional Shows. Our marketing will be highly directed to PDC drill bit manufacturers.

Although the focus of our target market will be in Texas, Oklahoma and Louisiana, we have the ability to sell our products to anyone that is interested in buying them.  Our products are compact, durable and can easily be repackaged and shipped to any location in the world. Over the past 20 years, PDC drill bits have steadily increased in use throughout oil and gas drilling operations in the United States.  PDC drill bits are also the preferred technology in many of the new domestic shale discoveries such as the Marcellus Shale, Fayetteville Shale, Bakken Shale, Eagle Ford Shale, and the Barnett Shale. We plan to specifically target drill bit manufacturers who are located in our region, but who are poised for growth in these new areas. As the long term demand for oil and gas increases, the demand for drilling equipment, such as our products, is also expected to increase.

BRAND RECOGNITION AND CHARACTERISTICS

The PDC cutter market is characterized by many participants that offer very similar products. Most PDC cutter manufacturers focus on research and development in efforts to create a superior product. However, despite these efforts, the industry remains highly commoditized. Therefore, our strategy is to brand our products as a low-cost alternative to our competitors while maintaining technological integrity. We intend to develop a logo, creating a form of advertising and recognition branding for our future products. We have not to date developed a brand name or logo to date.

COMPETITION

This industry operates in a highly specialized niche, therefore there are not many PDC cutter manufacturers. A list of the primary companies include:

•	Newcut Industries, an Indian Company;
•	Zhengzhou LD Diamond Products CO. Ltd., a Chinese company;
•	3B Diamond, a Chinese company; and
•	Element Six, a US company.

In addition to the above, there are a multitude of other small regional companies which we will compete with.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

As of the date of this offering, we have no employees other than Mr. Grob, our sole officer and director. Mr. Grob has the flexibility to work on our business up to 10 to 25 hours per week. He is prepared to devote more time to our operations as may be required and we do not have any employment agreements with him.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole director and officer.

During the initial implementation of our business plan, we intend to hire independent consultants to assist in its development and execution.

GOVERNMENT REGULATIONS

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations in the PDC cutter market. We are subject to the laws and regulations of those jurisdictions in which we plan to sell or farm our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Intellectual Property

We do not currently hold rights to any intellectual property and have not filed for copyright or trademark protection for our name or intended website.

Research and Development

Since our inception to the date of this prospectus, we have not spent any money on research and development activities.

Reports to Security Holders

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

DESCRIPTION OF PROPERTY

We maintain our business office at 2800 Post Oak Blvd., Suite 4100, Houston, Texas 77056. Our telephone number is (832) 390-2334.  We entered into a virtual office space lease for our business office on August 4, 2011, with an effective date of September 1, 2011

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our director, officer or affiliate, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not traded on any market or exchange. We intend to apply to have our common stock quoted on the Over-The-Counter Bulletin Board (“OTCBB”) or OTCQB market once this prospectus has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. Over-the-counter securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, over-the-counter securities transactions are conducted through a telephone and computer network connecting dealers. Over-the-counter issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTCBB or OTCQB, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities, and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for quotation on the OTCBB or OTCQB. This could prevent us from developing a trading market for our common stock.

HOLDERS

As of the date of this prospectus there was one holder of record of our common stock.

DIVIDENDS

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

EQUITY COMPENSATION PLANS

As of the date of this prospectus we did not have any equity compensation plans.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: "believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to "common shares" refer to the common shares in our capital stock.

Overview

We are an early stage company, incorporated in the State of Nevada on August 5, 2011, as a for-profit company, and an established fiscal year of August 31. Although we have generated revenues from business operations, our auditor has issued a going concerned opinion. This means there is substantial doubt that we can continue as an on-going business for the next twelve (12) months unless we obtain additional capital to pay our bills.

Accordingly, we must raise cash from sources other than loans we undertake. From inception through the date of this offering, our business operations have primarily been focused on distributing PDC cutters. While we have generated revenue from business operations, most of the cash currently held by us is the result of the issuance of common stock to our sole director and officer and debt issued to a private investor.

We believe that the proceeds from this offering in addition to our existing cash on hand will satisfy our cash requirements for up to 24 months. If we are unable to raise additional monies, we only have enough capital to cover the costs of this offering and to begin implementing the business and marketing plan. The expenses of this offering include the preparation of this prospectus, the filing of this registration statement and transfer agent fees. As of August 31, 2011 we had $78,989 cash on hand.

Plan of Operations

We will need to raise additional capital to fully develop our business plan. During the 24 months following the completion of this offering, we intend to implement our business development and marketing plan. We believe we must raise an additional $500,000 (this includes the anticipated $75,000 capital raise) to pay for expenses associated with our development over the next 24 months. $150,000 will be used to finance anticipated activities during Phase One of our development plan as described below, and $350,000 will be used to finance anticipated activities during Phase Two of our development plan as described below.

PHASE ONE

	PROJECTED
	DATE OF	ESTIMATED
ANTICIPATED MILESTONES	COMPLETION	BUDGET $
	0-12 MONTHS
Purchase additional inventory		65,000

Initiate sales and marketing efforts		20,000

Hire sales representatives		30,000

Complete e-commerce website		20,000

Additional working capital		15,000

	TOTAL PHASE ONE	$150,000

PHASE TWO

	PROJECTED
	TIME TO	ESTIMATED
MILESTONES	COMPLETION	BUDGET $
	12-24 MONTHS
INVENTORY Purchase additional inventory		210,000

MARKETING & SALES Complete Sales Literature, Displays, Advertising		40,000

MANAGEMENT & ADMINISTRATION Consultants, Operational CFO, and Sales Employees		70,000

ADDITIONAL WORKING CAPITAL		30,000

	TOTAL PHASE TWO	$350,000

	TOTAL PHASE ONE & TWO	$500,000	*

* This includes the anticipated $75,000 capital raise undertaken by this offering.

Many of the developments enumerated in Phase 2 are dependent on the completion of objectives in Phase 1 and both Phases are dependent on us securing additional financing even if we are able to sell all of the securities offered by this prospectus. There can be no assurance that we will be able to sell any of the securities offered by this prospectus or secure additional financing. If we are able to raise some, but not all funds required to undertake the developments in Phase 1 and Phase 2, our management will re-examine our proposed business activities to use our resources most efficiently. In this event, our focus will likely be on spending available funds on assuring that we retain our reporting status with the SEC and developing our product designs to attract investors.

If we are unable to raise additional funds we will not be able to complete any of the milestones in either Phase 1 or Phase 2. Due to the fact that many of the milestones are dependent on each other, if we do not raise any additional capital we will not be able to implement any facets of our business plan.

We intend to pursue capital through public or private financing as well as borrowings and other sources, such as our officer and director in order to finance our businesses activities. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to continue our operations may be significantly hindered.

RESULTS OF OPERATIONS

There is little historical financial information about us upon which to base an evaluation of our performance. We generated revenues of $17,000 from operations during the period from August 5, 2011 (inception) to August 31, 2011. In that same period, we incurred total costs and expenses of $16,450, which included $15,000 of cost of goods sold, $1,080 of general and administrative expenses and $370 of interest expense.

Although we have generated revenues from our operations, we cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See "Risk Factors"). To become profitable and competitive over the long run, we must develop the business and marketing plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Our results of operations are summarized below:

August 5, 2011 (Inception)
to August 31, 2011

Revenue	$17,000
Cost of Revenue	$15,000
Expenses	$1,450
Net Income	$550
Net Income per Share - Basic and Diluted	$0.00
Weighted Average Number Shares Outstanding - Basic and Diluted	10,000,000

LIQUIDITY AND CAPITAL RESOURCES

As of August 31, 2011, we had generated $17,000 in revenues from our business operations. For the period ended August 31, 2011, we issued 10,000,000 shares of common stock to our sole officer and director for cash proceeds of $10,000; and issued a two year note in the amount of $100,000, described in greater detail below.

We anticipate needing a minimum of $150,000 for Phase One and an additional $350,000 for Phase Two of our planned development plan, as described above, totaling $500,000 (this includes the anticipated $75,000 raise) in order to effectively execute our business plan over the next twenty-four months. Currently available cash is not sufficient to allow us to commence full execution of our business plan. Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status we believe that we may be able to issue debt and equity in order to start executing our business plan. However, there can be no assurance that we will be able to raise money in this fashion and have not entered into any agreements that would obligate a third party to provide us with capital.

As of August 31, 2011 we had total assets, consisting solely of current assets of $110,989, including of $78,989 of cash on hand, $17,000 of accounts receivable, net, and $15,000 of inventory.

We had total liabilities of $100,439 as of August 31, 2011, which consisted of $439 of current liabilities, which were solely due to accounts payable and accrued expenses and $100,000 of long-term liabilities relating to our $100,000 note payable (described below).

We had total working capital of $110,550 as of August 31, 2011.

We had net cash used by operating activities of $31,011 for the period from August 5, 2011 (inception) through August 31, 2011, consisting of an increase of $17,000 in accounts receivable and an increase of $15,000 in inventory, offset by $550 of net income and an increase of $439 of accounts payable and accrued expenses.

We had $110,000 of net cash provided by financing activities for the period from August 5, 2011 (inception) through August 31, 2011,which included $10,000 from the sale of stock in connection with the August 22, 2011, sale of 10,000,000 shares of our restricted common stock to Charles Grob, the Company's founder, sole officer and director, and $100,000 in connection with the sale of the note, described below.

On or around August 22, 2011, Kylemore Corp., loaned us $100,000 which was evidenced by a Promissory Note.  The note is due on August 21, 2013 and accrues interest at the rate of 15% per annum.  In the event an event of default occurs under the note, the interest rate increases to 25% per annum (subject to applicable law). The note is secured by a security interest in substantially all of our assets and we do not currently have sufficient funds to repay the note.

To date, the Company has managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer does not draw a salary at this time. Second, the Company has been able to keep our fixed operating expenses to a minimum and will generally only incur variable expenses when we have an order to sell product.

As of the date of this registration statement, the current funds available to us will be sufficient to continue maintaining a reporting status and limited operations for 24 months. However, in order to be successful in fully implementing our business plan, we will require additional capital as set forth in Milestones I & II.

The Company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital. The sole Director and Officer has made no commitments written or oral, with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If the Company is unable to raise the funds partially through this offering the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note 2 of our financial statements.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although the Company has adopted a Code of Ethics and Business Conduct the Company has not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, the Company is not required to do so. The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

OFF-BALANCE SHEET ARRANGEMENTS

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

INFLATION

The effect of inflation on our revenues and operating results has not been significant.

CRITICAL ACCOUNTING POLICIES

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in Note 3 of the notes to our financial statements for the year ended August 31, 2011. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RESEARCH AND DEVELOPMENT EXPENSES - Expenditures for research, development, and engineering of products will be expensed as incurred.

EARNINGS (LOSS) PER SHARE - Basic earnings or loss per share is computed by dividing net income/(loss) attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered antidilutive and thus are excluded from the calculation. At August 31, 2011 the Company did not have any potentially dilutive common shares.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

None.

CODE OF BUSINESS CONDUCT AND ETHICS

In August 2011 we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officer and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

•	honest and ethical conduct,
•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,
•	compliance with applicable laws, rules and regulations,
•	the prompt reporting violation of the code, and
•	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to this S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to Edgar and looking at the attachments to our this S-1 filing.

MANAGEMENT

Sole Officer and Director

Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the sole director and serves until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, age and position of our president, secretary/treasurer, and director is set forth below:

NAME AND ADDRESS	AGE	POSITION(S)

Charles Grob	31	President, Secretary/ Treasurer
		Principal Executive Officer
		Principal Financial Officer and sole member of the Board of Directors

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders and until his successor is elected and qualified.

BUSINESS EXPERIENCE & EDUCATION

CHARLES GROB, SOLE OFFICER AND DIRECTOR

From October 2005 to June 2009, Mr. Grob was self employed as a Finance and Insurance Consultant with Consolidated Underwriters in Dunn, North Carolina, where he managed over 100 customer accounts and used demand management and forecasting models to identify trends and derive statistically optimized coverage levels for insurance clients.  From June 2003 to June 2005, Mr. Grob was employed as a Financial Advisor with Waddell & Reed Financial Services in Austin, Texas, where he provided financial presentation and sales plan development services and focused on industrial organization psychology.  Mr. Grob obtained his Bachelors Degree in Psychology from the University of Texas in 2003 and his M.B.A from the University of Houston, C. T. Bauer College of Business, with a focus on Strategic Management and Operations in 2010.

Qualifications as Director:

With over five years of experience in managing new business development, Mr. Grob offers analysis and decision making tools to drive organizational goals.  Mr. Grob is a results oriented professional with unique business skills to facilitate the growth of our business.

Involvement in Certain Legal Proceedings

Our sole director and executive officer has not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses’);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

CONFLICTS OF INTEREST

As of the date of this prospectus, we have no employees, other than Mr. Grob, our founder, Chief Executive Officer and sole director, who currently devotes 10 to 25 hours per week to our business as required from time to time without compensation. We have not entered into any formal agreement with Mr. Grob regarding the provision of his services to the Company.

Mr. Grob is not obligated to commit his full time and attention to our business and accordingly, he may encounter a conflict of interest in allocating his time between our operations and those of other businesses.

Although Mr. Grob is presently able to devote 10 to 25 hours per week to our business, this may change. Also, if we require Mr. Grob to devote more than 10 to 25 hours per week to our business on a regular basis for an extended period, it is uncertain that he will be able to satisfy our requirements unless we have sufficient resources to compensate him for any lost income from his private business.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation's line of business; and
•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

Our sole director has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing similar functions. The functions of those committees are being undertaken by our sole director. Because we do not have any independent directors, our sole director believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our sole director established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our sole director has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors.

Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

Our sole director is not an "audit committee financial expert" within the meaning of Item 407(d) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

•	understands generally accepted accounting principles and financial statements;
•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves;
•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements;
•	understands internal controls over financial reporting; and
•	understands audit committee functions.

Our Board of Directors is comprised solely of Mr. Grob who was integral to our formation and who is involved in our day to day operations. While we would prefer to have an audit committee financial expert on our board of directors, Mr. Grob does not have a professional background in finance or accounting. He does however have considerable education in finance. As with most small, early stage companies, until such time our Company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, the Company does not have any immediate prospects to attract independent directors. When the Company is able to expand our Board of Directors to include one or more independent directors, the Company intends to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and the Company is not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND THE COMPANY HAS NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

EXECUTIVE COMPENSATION

We have made no provisions for paying cash or non-cash compensation to our sole officer and director. No salaries are being paid or accrued at the present time, no salaries or other compensation were paid in cash, or otherwise, or accrued for services performed prior to August 5, 2011, our date of inception, and no compensation will be paid or accrued unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception August 5, 2011 through August 31, 2011.

Summary Compensation Table

						Non-Equity	Nonqualified
Name and				Stock	Option	Incentive Plan	Deferred
principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	All Other	Total
position	Year	($)	($)	($)	($)	($)	Earnings ($)	Compensation	($)

Charles Grob
President	2011	0	0	0	0	0	0	0	0

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein. During the periods indicated, the Company had no directors who did not also serve as executive officers of the Company, whose total compensation is as provided above, included compensation for services as directors of the Company (if any).  There have been no changes in the Company’s compensation policies since August 31, 2011.

There were no grants of stock options since inception to the date of this prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Our sole director has not adopted a stock option plan. We have no plans to adopt a stock option plan, but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board. The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. We may develop an incentive based stock option plan for our officer and director and may reserve up to 10% of our outstanding shares of common stock for that purpose.

OPTIONS GRANTS DURING THE LAST FISCAL YEAR / STOCK OPTION PLANS

We do not currently have a stock option plan in favor of any director, officer, consultant or employee of our company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

AGGREGATED OPTIONS EXERCISES IN LAST FISCAL YEAR

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

LONG-TERM INCENTIVE PLANS AND AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to our sole director and officer or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our sole director and officer or employees or consultants since we were founded.

COMPENSATION OF DIRECTORS

Our sole director is not compensated by us for acting as such. He is reimbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which our sole director is or will be compensated in the future for any services provided as a director.

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There are no employment contracts or other contracts or arrangements with our officer or director other than those disclosed in this report. There are no compensation plans or arrangements, including payments to be made by us, with respect to Mr. Grob that would result from his resignation, retirement or any other termination. There are no arrangements for directors, officers or employees that would result from a change-in-control.

INDEBTEDNESS OF DIRECTORS, SENIOR OFFICERS, EXECUTIVE OFFICERS AND OTHER MANAGEMENT

Neither our sole director and officer nor any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and/or investing power with respect to securities. We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person.  Additionally, shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this prospectus, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

	Name and Address of	Amount and Nature of	Percent of
Title of Class	Beneficial Owner	Beneficial Ownership	Class [1]

Common Stock	Charles Grob	10,000,000	100%
	2800 Post Oak Blvd., Suite 4100, Houston, Texas 77056
	All Officers and	10,000,000	100%
	Directors as a Group
	(1 person)

The following table sets forth the beneficial ownership table after the anticipated 100% completion of the offering.

		Amount and Nature of
Title of Class	Name and Address of Shareholders	Shareholders Ownership	Percent of Class [2]

Common Stock	Charles Grob	10,000,000	66.66%
	2800 Post Oak Blvd., Suite 4100 Houston, Texas 77056

	All other Shareholders	5,000,000	33.33%

[1] Based on 10,000,000 shares issued and outstanding as of the date of this prospectus
[2] Assuming the sale of all shares offered herein.

CHANGE IN CONTROL

We are not aware of any arrangement that might result in a change in control of our company in the future.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On August 22, 2011, we issued 10,000,000 shares of our common stock to our sole director and officer at $0.001 per share for aggregate proceeds of $10,000.

There have been no other transactions since our audit date, August 31, 2011, or any currently proposed transactions in which we are, or plan to be, a participant and in which any related person had or will have a direct or indirect material interest.

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer, director and significant stockholder.  However, all of the transactions described above were approved and ratified by our sole director.  In connection with the approval of the transactions described above, our director took into account various factors, including his fiduciary duty to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

We intend to establish formal policies and procedures for the approval of related party trasaction in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof.   On a moving forward basis, our sole director will continue to approve any related party transaction based on the criteria set forth above.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent provided by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REPORTS TO SECURITY HOLDERS

We plan to file annual, quarterly, and current reports, and other information with the SEC, where applicable. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549, under the Securities Act of 1933 a registration statement on Form S-1 of which this prospectus is a part, with respect to the common shares offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You should read this prospectus and any prospectus supplement together with the Registration Statement and the exhibits filed with or incorporated by reference into the Registration Statement. The information contained in this prospectus speaks only as of its date unless the information specifically indicates that another date applies.

You should rely only on the information contained in this prospectus. No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Chimera Energy Corporation. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, we will act as our own transfer agent.

Chimera Energy Corporation
(A Development Stage Corporation)
Financial Statements
For the Period August 5, 2011 (date of inception) through August 31, 2011

LBB & ASSOCIATES LTD., LLP
10260 Westheimer Road, Suite 310
Houston, TX 77042
Phone (713) 800-4343 Fax: (713) 456-2408

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders:
Chimera Energy Corporation
(A Development Stage Corporation)
Houston, Texas

We have audited the balance sheet of Chimera Energy Corporation as of August 31, 2011 and the related statements of operations, stockholder’s equity and cash flows for the period August 5, 2011 (date of inception) through August 31, 2011. These financial statements were the responsibility of the Company’s management.  Our responsibility was to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Chimera Energy Corporation as of August 31, 2011, and the results of its operations and its cash flows for the period August 5, 2011 (date of inception) through August 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company’s  limited operations and  profitability raise substantial doubt about its ability to continue as a going concern.  Management’s plans regarding those matters also are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ LBB & Associates Ltd., LLP
Houston, Texas
October 12, 2011

Chimera Energy Corporation (A Development Stage Corporation)
BALANCE SHEET

August 31, 2011

Assets
Current assets
Cash and cash equivalents	$78,989
Accounts receivable, net	17,000
Inventory	15,000
Total current assets	110,989

Total assets	$110,989

Liabilities and stockholder’s equity
Current liabilities
Accounts payable and accrued expenses	$439
Total current liabilities	439

Note payable	100,000
Total liabilities	100,439

Stockholder’s equity
Common stock: 100,000,000 authorized; $0.001 par value
10,000,000 shares issued and outstanding	10,000
Retained earnings during the development stage	550
Total stockholder’s equity	10,550

Total liabilities and stockholder’s equity	$110,989

The accompanying notes are an integral part of these financial statements.

Chimera Energy Corporation (A Development Stage Corporation)
STATEMENT OF OPERATIONS

August 5, 2011
(Inception)
through
August 31, 2011

Revenues	$17,000
Cost of goods sold	15,000
Gross profit	2,000

Operating expenses:
General and administrative	1,080
Total operating expenses	1,080

Income from operations	920

Interest expense	(370)

Net income	$550

Basic and diluted income per share	$0.00

Weighted average number of
shares outstanding	10,000,000

The accompanying notes are an integral part of these financial statements.

Chimera Energy Corporation (A Development Stage Corporation)
STATEMENT OF STOCKHOLDER’S EQUITY
			Retained
			earnings
			during the
	Common Stock		development
	Shares	Amount	stage	Total
Issuance of common stock for cash, August 22, 2011, $.001 per share	10,000,000	$10,000	$-	$10,000

Net Income	-	-	550	550

Balance, August 31, 2011	10,000,000	$10,000	$550	$10,550

The accompanying notes are an integral part of these financial statements.

Chimera Energy Corporation (A Development Stage Corporation)
STATEMENT OF CASH FLOWS

August 5, 2011
(Inception)
through
August 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$550
Adjustment to reconcile Net Income to net
cash provided by operations:
Changes in assets and liabilities:
Accounts payable and accrued expenses	439
Accounts receivable	(17,000)
Inventory	(15,000)
Net Cash Used by Operating Activities	(31,011)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of common stock	10,000
Proceeds from note payable	100,000
Net Cash Provided by Financing Activities	110,000

Net change in cash and cash equivalents	78,989
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$78,989

The accompanying notes are an integral part of these financial statements.

Chimera Energy Corporation
(A Development Stage Corporation)
Notes to Financial Statements
For the Period August 5, 2011 (date of inception) through August 31, 2011

1. Background Information

Chimera Energy Corporation, a Nevada corporation (the “Company”), supplies equipment and components that are used in the exploration and production of oil and gas. The Company is a development stage corporation and is seeking to implement its business plan. The Company was incorporated on August 5, 2011 (Date of Inception) with its corporate headquarters located in Houston, Texas and its year-end is August 31. In addition to our present product line, we intend to develop and commercialize additional products and technologies for the oil and gas industry.

2. Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended August 31, 2011, the Company had net income of $550 and has limited operations and profitability. In view of these matters, the Company's ability to continue as a going concern is dependent upon its ability to achieve a higher level of operations and profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3. Significant Accounting Policies

The significant accounting policies followed are:

BASIS OF PRESENTATION – The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

DEVELOPMENT STAGE CORPORATION – The Company is a “development stage corporation” and is devoting its resources to establishing its new business although our planned operations have commenced; we have only earned minimal revenues during the period from August 5, 2011 (Inception) to August 31, 2011.

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS - All cash, other than held in escrow, is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits.  Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

RESEARCH AND DEVELOPMENT EXPENSES - Expenditures for research, development, and engineering of products are expensed as incurred.

INVENTORY – Inventories will be valued at the lower of cost or market.  The cost will be determined by the first –in, first-out (FIFO) method and inventories are reviewed for excess quantities and obsolescence.

REVENUE AND COST RECOGNITION - The Company recognizes revenue and costs in the period which the economic event occurred. Revenues are recognized upon delivery of goods or services and with reasonable assurance that the cash will be collected. The Company has recorded one sale for the period ended August 31, 2011 in which $8,500 remains uncollected as of the date of the audit report.

The Company establishes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to accounts that are not collectible.  The Company maintains a bad debt reserve based on a variety of factors, including the age of the receivable, trends and financial condition of customers, macroeconomic conditions, and significant one-time events. Management believes no allowance is necessary as of August 31, 2011.

ADVERTISING COSTS - The Company's policy regarding advertising is to expense advertising when incurred.

SHIPPING AND HANDLING FEES – All amounts billed to a customer in a sales transaction related to shipping and handling are reported as revenues.  Costs incurred by the Company for shipping and handling are reported as cost of sales.

INCOME TAXES - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company has adopted the provisions of FASB ASC 740-10 "Uncertainty in Income Taxes" (ASC 740-10). The Company has not recognized a liability as a result of the implementation of ASC 740-10. A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there is no unrecognized benefit since the date of adoption. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740-10. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

EARNINGS (LOSS) PER SHARE - Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation. On August 31, 2011, the Company did not have any potentially dilutive securities that could result in the issuance of additional shares of common stock.

FINANCIAL INSTRUMENTS - We account for assets and liabilities at fair value in accordance with FASB Accounting Standards Codification (ASC) 820 "Fair Value Measurements and Disclosures" (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs), and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs).  The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2011. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable, accrued compensation and accrued expenses. The fair value of the Company's notes payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company accounting policies contemplate all affected pronouncements issued by the Financial Accounting Standards Board (“FASB”). There are no issued, but not yet affected pronouncements which are expected by management to have a material impact on the Company's present or future financial statements.

4. Note Payable

On August 22, 2011, the Company borrowed $100,000 through a promissory note, for the purpose of raising operating capital.  Under the terms of the note, interest shall accrue at 15% per annum; and principal and accrued interest shall become due on August 21, 2013, unless extended by mutual consent of the parties.

The note is secured by all the assets, properties, goods, inventory, equipment, furniture, fixtures, leases, supplies, records, money, documents, instruments, chattel paper, accounts, intellectual property rights (including but not limited to, copyrights, moral rights, patents, patent applications, trademarks, service marks, trade names, trade secrets) and other general intangibles, whether owned by the Company on August 22, 2011 or acquired thereafter.

5. Related Party Transactions

The Company’s sole Officer and Director is involved in other business activities and may, in the future, become involved in other business opportunities that become available. He may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

6. Income Taxes

The Company follows ASC 740. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes and (b) net operating costs carry-forwards.

As of August 31, 2011, the Company had net operating loss carry forwards of approximately $31,000 that may be available to reduce future years’ taxable income through to Year 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The components of the deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

From August 5, 2011 (Inception) to August 31, 2011
Net operating loss	$31,000
Statutory tax rate	34%
Refundable federal income tax attributable to current operations	10,500
Change in valuation allowance	(10,500)
Net refundable amount	$-

The cumulative tax effect at the expected rate of 34% of significant items comprising the net deferred tax amount is as follows:

August 31, 2011
Deferred tax asset attributed to:
Net operating loss	$31,000
Less, valuation allowance	(31,000)
Net deferred tax assets	$-

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

Securities and Exchange Commission registration fee	$9
Printing Fees	$441	*
Transfer Agent Fees	$1,500	*
Accounting fees and expenses	$4,000	*
Legal fees and expenses	$5,000	*
TOTAL	$10,950	*

* Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the period from Inception (August 5, 2011) to August 31, 2011 we have had the following sales of unregistered securities:

On August 22, 2011, we issued 10,000,000 shares of restricted common stock to Charles Grob, the Company's founder, sole officer and director, in exchange for $10,000. We relied upon Section 4(2) of the Securities Act, which exempts from registration "transactions by an issuer not involving any public offering.”

It is our belief Mr. Grob had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment in the Company and therefore did not need the protections offered by registering their shares under the Securities Act. Mr. Grob certified that he was purchasing the shares for his own account, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

ITEM 16. EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K.

EXHIBIT NO.	DOCUMENT DESCRIPTION
3.1	Articles of Incorporation of Chimera Energy Corp.*
3.2	Bylaws of Chimera Energy Corp.*
4.1	Specimen Stock Certificate of Chimera Energy Corp.*
5.1	Opinion and consent of The Loev Law Firm, PC re: the legality of the shares being registered*
10.1	Promissory Note (August 22, 2011) - $100,000*
14.1	Code of Ethics.*
23.1	Consent of LBB & Associates, Ltd., LLP*
23.2	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)
99.1	Form of Subscription Agreement Chimera Energy Corp.*

* Filed herewith

ITEM 17. UNDERTAKINGS

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.           That for the purpose of determining liability under the Securities Act, each post-effective amendment shallbe deemed to be a new registration statement relating to the securities offered therein, and the offering ofsuch securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on October 19, 2011.

CHIMERA ENERGY CORP.

By:	/s/ Charles Grob
Charles Grob
President, Chief Executive Officer (Principal Executive Officer),
Chief Financial Officer (Principal Accounting Officer), Secretary,
Treasurer and Director

In accordance with the requirements of the Securities Act, this prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Charles Grob	President, Chief Executive Officer (Principal Executive Officer),	October 19, 2011
Charles Grob	Chief Financial Officer (Principal Executive Officer), Principal
Accounting Officer, Secretary,
Treasurer and Director